UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): December 16, 1994


                           HILLS STORES COMPANY
          (Exact name of registrant as specified in its charter)


               Delaware                  1-9505         31-1153510
     (State or other jurisdiction     (Commission    (I.R.S. employer
           of incorporation)          file number)    identification
              15 Dan Road                                number)
         Canton, Massachusetts
         (Address of principal                            02021
          executive offices)                            (Zip code)


           Registrant's telephone number, including area code:

                              (617) 821-1000


                Page 1 of 25 sequentially numbered pages.
                       Exhibit Index is at page 5.

   ==================================================================

     Item 5.  Other Events.

          On August 24, 1994, a stockholder's derivative and class action lawsuit was filed in the Court of Chancery of the State of Delaware captioned Weiss v. Lee, et al. which named Hills Stores Company (the "Company") and each member of the Company's Board of Directors (the "Board") as defendants. The lawsuit alleged that the Board adopted a stockholder rights plan for the express purpose of entrenching the Board members and management in their current offices for their own personal gain and to the detriment of the Company's stockholders. In addition, the lawsuit, as amended, challenged the Board's adoption of revised employment agreements with certain executive officers of the Company and a consulting agreement with a member of the Board by alleging that these agreements were "extravagant golden parachutes" and that the definition of change in control contained in these agreements also served to entrench the Board members and management. The challenged actions were alleged to be inimical to the stockholders' interest in maximizing value. Although the Company and the Board believed the plaintiffs' allegations were without merit, in order to eliminate the burden and expense of further litigation, on December 16, 1994, the parties entered into a Stipulation and Agreements of Compromise, Settlement and Release (the "Stipulation") whereby, subject to the approval of the Court, the Company agreed to, among other things, (i) amend the challenged employment agreements and consulting agreement to change the definition of change in control, shorten the initial term of the agreements, and adjust the amount of certain termination payments; and (ii) undertake, or cause to be undertaken, a tender offer to purchase up to three million shares of Hills Capital Stock at $25 per share in cash. In the Stipulation, the Company agreed not to oppose an application by plaintiffs' counsel for an award of attorneys' fees in an amount not to exceed $350,000 and expenses in an amount not to exceed $35,000, and to pay such fees and expenses as may be awarded by the Court. The foregoing description of the Stipulation does not purport to be complete and is qualified in its entirety by reference to the Stipulation, which is filed as an exhibit hereto and incorporated herein by reference.

                             EXHIBIT INDEX

                Pursuant to Item 601 of Regulation S-K


                                                   Page Number
         Exhibit                                 in Sequentially
          Number                Title            Numbered Report

           99.1      Stipulation and Agreement          6
                     of Compromise, Settlement
                     and Release dated as of
                     December 16, 1994.

     Item 7.  Exhibits.


                                                   Page Number
         Exhibit                                 in Sequentially
          Number                Title            Numbered Report

           99.1      Stipulation and Agreement          6
                     of Compromise, Settlement
                     and Release dated as of
                     December 16, 1994.

                               SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in Canton, Commonwealth of Massachusetts, on January 13, 1995.


                                   HILLS STORES COMPANY,

                                   BY
                                     ----------------------------
                                     Name:  William K. Friend
                                     Title: Vice President-
                                             Secretary